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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            GLOBAL ENERGY GROUP, INC.


Article 6 of the Certificate of Incorporation of Global shall be amended as follows: the existing paragraphs A, B and C of this Article are deleted in their entirety, and replaced by the following:

"A. The management of the business and the conduct of the affairs of the corporation shall be vested in a board of directors.

B. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

C. The directors of the corporation need not be elected by written ballot unless the bylaws of the corporation so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

D. The number of directors of the corporation shall be fixed and may be changed from time to time by resolution of the board of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

E. Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, increase in the number of directors constituting the board of directors, or other causes, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors, and not by the stockholders. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least



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80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.

F. Any additional director of any class elected to fill a newly created directorship shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors constituting the board of directors remove or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

G. Directors may be removed only for cause, and only by the affirmative vote of at least 50 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

H. Notwithstanding the foregoing, whenever the holders of any one or more class or series of capital stock issued by the corporation shall have the right, voting separately as a class or series or with one or more such other classes or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation (including any certificate of designations relating to any class or series of capital stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 6 unless expressly provided by such terms."

Following this new paragraph H. above, the previously labeled paragraphs D., E., and F. shall be carried over and relabeled as paragraphs I., J. and K.




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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            GLOBAL ENERGY GROUP, INC.

                                    ARTICLE 1

         The name of this corporation is Global Energy Group, Inc.

                                    ARTICLE 2

         The address of its registered offices in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 4

         The total number of shares of stock of all classes which the Corporation has authority to issue is 60,000,000 shares, of which 50,000,000 shares shall be common stock, with a par value of $.001 per share ("Common Stock"), and 10,000,000 shares shall be preferred stock, with a par value of $.001 per share ("Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                 PREFERRED STOCK

         Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the General Corporation Law of the State of Delaware as in effect on the date hereof or as hereafter amended. The vested


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Authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

                           (a) the distinctive serial designation of such series
and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 10,000,000);

                           (b) the annual dividend rate, if any, on shares of
such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

                           (c) whether the shares of such series shall be
redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (d) the obligation, if any, of the Corporation to
purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

                           (e) whether shares of such series shall be
convertible into, or exchangeable for, shares of stock of any other class or classes, any stock of any series of the same class or any other class or classes or any evidence of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                           (f) whether the shares of such series shall have
voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

                           (g) the rights of the shares of such series in the
event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

                           (h) whether the shares of such series shall be
entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (i) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series.



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         Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

                                  COMMON STOCK

         Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

                           (a) dividends may be declared and paid or set apart
for payment upon Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;

                           (b) the holders of Common Stock shall have the
exclusive right to vote for the election of directors (other than in the case of newly created directorships and vacancies, which shall be filled solely by the remaining directors as set forth in Article 6 hereof) and on all other matters requiring stockholder action, each share being entitled to one vote; and

                           (c) upon the voluntary or involuntary liquidation,
dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

                DENIAL OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

         No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.



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         No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                    ARTICLE 5

         The Corporation is to have perpetual existence.

                                    ARTICLE 6

         All power of the Corporation shall be vested in and exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and stockholders, it is further provided:

         A. ELECTIONS OF DIRECTORS. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         B. NUMBER, ELECTION AND TERMS OF DIRECTORS. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall hold office until the next annual meeting at which their successors are elected and qualified or until their earlier resignation or removal.

         C. REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having preference over Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, at any regular meeting or special meeting called expressly for that purpose, any director or the entire Board of Directors may be removed with or without cause and a successor or successors appointed by vote of the holders of in excess of fifty percent (50%) of the shares then issued and outstanding and entitled to vote at an election of directors.

         Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director's term as a director of the
Corporation: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a manner of substantial importance to the Corporation and such adjudication is no longer


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subject to direct appeal; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetence directly affects his or her ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

         D. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders or by consent in writing of the holders required to take such action. Except as otherwise required by law and subject to the rights of holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

         E. BYLAW AMENDMENTS. The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws (except so far as the Bylaws adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

         F. LIABILITY OF DIRECTORS.

                  1. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article 6 shall not eliminate or limit the liability of a director of the Corporation: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  2. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the provisions of this Section F of this Article 6.

                  3. Any amendment, repeal or modification of this Section F of this Article 6 shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification.

                  4. The Corporation shall be obligated at all times to maintain the effectiveness of Bylaw provisions providing for the mandatory indemnification of the directors of the



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Corporation to the maximum extent permitted by the General Corporation Law of the State of Delaware.

                                    ARTICLE 7

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


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